SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported) October 15, 2001
                                                         ----------------


                        CollaGenex Pharmaceuticals, Inc.
                        --------------------------------
               (Exact Name of Registrant as Specified in Charter)


        Delaware                      0-28308                 52-1758016
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(State or Other Jurisdiction     (Commission File   (IRS Employer Identification
     of Incorporation)               Number)                    No.)


41 University Drive, Newtown, Pennsylvania                              18940
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(Address of Principal Executive Offices)                              (Zip Code)


                                 (215) 579-7388
                       -----------------------------------
                         (Registrant's telephone number,
                              including area code)



          --------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

     AMENDED SERIES D CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF THE SERIES D CUMULATIVE CONVERTIBLE PREFERRED STOCK

     On October 15, 2001, CollaGenex Pharmaceuticals, Inc. (the "Company") received consent from the holders of the Company's Series D Cumulative Convertible Preferred Stock (the "Series D Holders") to, among other things, amend the Certificate of Designation, Preferences and Rights of the Series D Cumulative Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on May 11, 1999 (the "Series D Certificate") to provide that: (i) a vacancy in any directorship elected by the holders of record of the Company's common stock, $0.01 par value per share (the "Common Stock") may be filled by the vote or written consent of a majority of the directors elected by the holders of record of Common Stock then in office, and such appointed director shall serve until the next annual meeting of the stockholders of the Company, unless earlier removed or such director resigns;
(ii) the maximum aggregate number of shares of Common Stock or options to purchase shares of Common Stock constituting Permitted Options (as defined in the Series D Certificate), be increased from Two Million Three Hundred Two Thousand (2,302,000) shares to Three Million One Hundred Seventeen Thousand Four Hundred Thirty Nine (3,117,439) shares; and (iii) any option grant subsequent to the date of filing of the Amended Certificate of Designation, Preferences and Rights of the Series D Cumulative Convertible Preferred Stock as filed with the Secretary of State on October 17, 2001 (the "Amended Series D Certificate"), which otherwise requires the approval of the Company's board of directors, shall require, prior to the time of such grant, the approval of the Series D Preferred Stock Director (as defined in Section 8(c) of the Amended Series D Certificate).

     Such Amended Series D Certificate was filed with the Secretary of State on October 17, 2001, and a complete copy of such is filed herewith as Exhibit 4.1, and incorporated herein by reference.

     AMENDED STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT

     On October 15, 2001, the Company and the Series D Holders entered into an Amendment No. 2 ("Amendment No. 2") to that certain Stockholders and Registration Rights Agreement executed by and among the Company and the Series D Holders on March 19, 1999, and subsequently filed with the Securities and Exchange Commission on May 26, 1999, as Exhibit 10.2 of the Company's Current Report on Form 8-K (the "Stockholders Agreement").

     Amendment No. 2 provides, among other things, that: (i) the maximum number of shares of the Company's Common Stock issued or issuable pursuant to certain of the Company's option plans, agreements, and arrangements that shall be considered Excluded Securities (as defined in Amendmendment No. 2) shall not exceed an aggregate of Three Million One Hundred Seventeen Thousand Four Hundred Thirty Nine (3,117,439) shares; and (ii) any option grant subsequent to the date of filing of the Amended Series D Certificate, which otherwise requires the approval of the Company's board of directors, shall require, prior to the time of such grant, the approval of the Series D Preferred Stock Director (as defined in Section 8(c) of the Amended Series D Certificate).

     The Stockholders Agreement was originally amended on September 1, 2000 ("Amendment No. 1"). Amendment No. 1 sets forth certain obligations of the Company in connection with the registration of shares of the Company's Common Stock payable to the Series D Holders in connection with the payment of certain dividends to such Series D Holders. Complete copies of Amendment No. 1 and Amendment No. 2 are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

     AMENDED RIGHTS PLAN

     The Company previously executed Amendment No. 2 (the "Second Amendment") to its Shareholder Protection Rights Agreement dated as of September 15, 1997 by and between the Company and American Stock Transfer & Trust Company, as rights agent, as amended on March 16, 1999 (the "Rights Plan").

     The Second Amendment restates and clarifies the definition of "Acquiring Person", as set forth in Section 1.1 of the Rights Plan. A complete copy of the Second Amendment is filed herewith as Exhibit 4.2, and incorporated herein by reference.

     The foregoing descriptions of: (i) the Amended Series D Certificate; (ii) Amendment No. 2; (iii) Amendment No. 1; and (iv) the Second Amendment, are qualified in their entirety by reference to such exhibits.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c) Exhibits.
         ---------

     Exhibit No.                Description
     -----------                -----------

        4.1 Amended Certificate of Designation, Preferences and Rights of the Series D Cumulative Convertible Preferred Stock of CollaGenex Pharmaceuticals, Inc.

        4.2 Amendment No. 2 to Shareholder Protection Rights Agreement, dated as of September 15, 1997, as amended, between CollaGenex Pharmaceuticals, Inc. and American Stock Transfer & Trust Company

       10.1 Amendment No. 1 to Stockholders and Registration Rights Agreement, dated March 19, 1999, by and among CollaGenex Pharmaceuticals, Inc., OCM Principal Opportunities Fund, L.P. and the Purchasers set forth therein

       10.2 Amendment No. 2 to Stockholders and Registration Rights Agreement, dated March 19, 1999, by and among CollaGenex Pharmaceuticals, Inc., OCM Principal Opportunities Fund, L.P. and the Purchasers set forth therein

                                   SIGNATURES
                                   ----------




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                         COLLAGENEX PHARMACEUTICALS, INC.



                                         By:/s/ Nancy C. Broadbent
                                            ------------------------------------
                                            Nancy C. Broadbent
                                            Chief Financial Officer
                                            (Principal Financial Officer)


Date:  October 18, 2001